UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 12, 2020/May 6, 2020

(Date of Report/Date of earliest event reported)

DOMTAR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33164	20-5901152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

234 Kingsley Park Drive

Fort Mill, South Carolina

29715

(Address and zip code of principal executive offices)

(803) 802-7500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: Common Stock, Par Value $0.01 Per Share ; Common stock traded on the New York Stock Exchange; trading symbol UFS.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders of Domtar Corporation (the “Corporation”) held on May 6, 2020, the following items were submitted to a vote of the stockholders of the Corporation:

1. Election of nine Directors to serve for a term of one year that will expire at the Corporation’s 2021 annual meeting :

	For	Against	Abstain	Non Votes
GIANNELLA ALVAREZ	44,129,959	712,530	193,258	2,685,044
ROBERT E. APPLE	44,298,834	542,490	194,423	2,685,044
DAVID J. ILLINGWORTH	44,714,164	124,890	196,693	2,685,044
BRIAN M. LEVITT	42,990,867	1,848,857	196,023	2,685,044
DAVID G. MAFFUCCI	44,640,481	200,476	194,790	2,685,044
PAMELA B. STROBEL	42,879,918	1,961,699	194,130	2,685,044
DENIS TURCOTTE	43,074,422	1,763,653	197,672	2,685,044
JOHN D. WILLIAMS	44,395,698	443,970	196,079	2,685,044
MARY A. WINSTON	44,469,197	374,518	192,032	2,685,044

2.	The approval, by a non-binding advisory vote, of the compensation paid by the Corporation to its Named Executive Officers;

For	Against	Abstain
42,480,455	2,327,465	227,827

3.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent public accounting firm for the 2020 fiscal year.

For	Against	Abstain
46,769,682	747,386	203,723

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMTAR CORPORATION
(Registrant)

By:	/s/ Razvan L. Theodoru
Name:	Razvan L. Theodoru
Title:	Vice-President,
Corporate Law and Secretary

Date: May 12, 2020

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